Exhibit 99.1

WPCS INTERNATIONAL INCORPORATED
521 Railroad Avenue
Suisun City, CA 94585

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1 through 5.

	Proposal	For	Against	Abstain
1	Approval of the Agreement and Plan of Merger and Reorganization, dated as of September 6, 2017, as amended, by and among WPCS, DropCar and Merger Sub (the "Merger Agreement"), and the transactions contemplated thereby, including the Merger and the issuance of shares of WPCS's common stock to DropCar's stockholders pursuant to the terms of the Merger Agreement.	☐	☐	☐
2	Approval of an amendment to the WPCS Charter changing the WPCS corporate name to "DropCar, Inc."	☐	☐	☐
3	Approval of an amendment to the WPCS Charter effecting a reverse stock split of WPCS issued and outstanding common stock within a range of every 1.5 to 10 shares (or any number in between) of outstanding WPCS common stock being combined and reclassified into one share of WPCS' common stock.	☐	☐	☐
4	Approval of amendments to the Plan to, among other things, increase the total number of shares of WPCS common stock currently available for issuance under the Plan by 6,450,000 shares, prior to giving effect to any reverse stock split to be effected in connection with the Merge	☐	☐	☐
5	Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000348889_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com WPCS INTERNATIONAL INCORPORATED Special Meeting of Stockholders ___, ___ 2018 This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Sebastian Giordano and David Allen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WPCS INTERNATIONAL INCORPORATED that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at on ___, ___ 2018 at TBD and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side